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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 3, 2007

BI-OPTIC VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada              000-49685                              N/A

(State or other jurisdiction    Commission File Number   IRS Employer ID Number)

 of incorporation)

1030 West Georgia St, #1518, Vancouver, British Columbia, Canada  V6E 2Y3

(Address of principal executive offices)

Registrant's telephone number, including area code: 604-689-2646

_______________________________________N/A______________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

    (17CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

    (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

    (17 CFR 240.13e-4(c))

SEC873(11-06) Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01   Entry into a Material Definitive Agreement

Bi-Optic Ventures Inc. (the “Company”) is pleased to announce that it has entered into an agreement dated as of March 22, 2007 with Pacific Bio-Pharmaceuticals, Inc. (“Pacific”), PRB Pharmaceuticals, Inc. ("PRB"), and all of the shareholders of Pacific pursuant to which the Company has agreed to acquire all of the issued and outstanding shares and warrants of Pacific in exchange for one common share of the Company and one warrant of the Company, as applicable (the "Acquisition"). The Company has agreed to issue a maximum of 20,000,000 common shares and 2,500,000 warrants to acquire Pacific, assuming the completion of Pacific's planned private placement financing prior to the closing of the Acquisition.

Item 7.01  FD Disclosure.

April 3, 2007  Press Release

Bi-Optic Ventures Inc. (the “Company”) is pleased to announce that it has entered into an agreement dated as of March 22, 2007 with Pacific Bio-Pharmaceuticals, Inc. (“Pacific”), PRB Pharmaceuticals, Inc. ("PRB"), and all of the shareholders of Pacific pursuant to which the Company has agreed to acquire all of the issued and outstanding shares and warrants of Pacific in exchange for one common share of the Company and one warrant of the Company, as applicable (the "Acquisition").  The Company has agreed to issue a maximum of 20,000,000 common shares and 2,500,000 warrants to acquire Pacific, assuming the completion of Pacific's planned private placement financing prior to the closing of the Acquisition.

Completion of the Acquisition is subject to a number of conditions, including but not limited to, Toronto Venture Exchange acceptance, disinterested shareholder approval, and successful due diligence by all parties.  The transaction cannot close until the required shareholder approval is obtained.  There can be no assurance that the transaction will be completed as proposed or at all.

Gateway Securities Inc. (“Gateway”) has, subject to completion of satisfactory due diligence, agreed to act as sponsor to the Company in connection with the Acquisition and Reverse-Takeover.  An agreement to sponsor should not be construed as any assurance with respect to the merits of the Acquisition or the likelihood of completion of the Reverse Takeover.

In addition to acting as the sponsor for the Company, Gateway has also agreed to act as agent of the Company in connection with a Brokered private placement offering (the “Brokered Offering”) of 1,000,000 units (the “Brokered Units”) at a price of CDN$0.50 per Brokered Unit for gross proceeds of CDN$500,000.  In addition to the Brokered Offering, the Company will be conducting a non-brokered private placement of up to 3,000,000 units (the “NB Units”) at a price of CDN$0.50 per NB Unit for gross proceeds of up to CDN$1.5 Million.  Total gross proceeds from the Brokered Offering and the non-brokered private placement will be CDN$2 Million, if fully subscribed.  Each Brokered Units and each NB Unit will consist of one common share and one-half of one transferable warrant.  Each whole warrant will be exercisable into one common share for a period of one year from closing at a price of CDN$0.65.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

99.1.  Acquisition Agreement with Pacific Bio-Pharmaceuticals Inc.;

       dated  3/22/2007

99.2.  Pharmaceutical Product License and Distribution Agreement;

       between Pacific Bio-Pharmaceuticals Inc., PRB Pharmaceuticals Inc.,

 and certain shareholders of PRB Pharmaceuticals Inc.; dated 10/18/2006

99.3.  License Assignment Agreements; between Charles Hensley,

       Sung (Richard) Pyo, and Pacific Bio-Pharmaceuticals Inc;

       dated 12/19/2006, 12/18/2006, and 12/21/2006

99.4.  Press Release; dated 4/3/2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007           Bi-Optic Ventures Inc.

                              (Registrant)

/s/ Harry Chew

(Signature)

(Harry Chew, President/CEO/Director)

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